Exhibit (h)(11)

EXECUTION COPY

U.S. $50,000,000

CREDIT AGREEMENT

Dated as of April 9, 2021

Among

EACH SERIES OF THE MIRAE ASSET DISCOVERY FUNDS NAMED ON SCHEDULE I HEREIN,

as Borrowers

and

THE INITIAL LENDERS NAMED HEREIN

as Initial Lenders

and

CITIBANK, N.A.

as Agent

ii

Schedules

Schedule I - Borrowers

Schedule II - Commitments

Schedule 4.01(l) - Existing Liens

Schedule 5.02(c) - Subsidiaries

iii

Page

Exhibits

Exhibit A - Form of Promissory Note

Exhibit B - Form of Notice of Borrowing

Exhibit C - Form of Assignment and Assumption

Exhibit D - Form of Joinder Agreement

Exhibit E - Forms of Tax Compliance Certificates

CREDIT AGREEMENT

Dated as of April 9, 2021

MIRAE ASSET DISCOVERY FUNDS, a Delaware statutory trust (the “Trust”), acting on behalf of its respective fund series that is listed on Schedule I or that becomes a Borrower pursuant to Section 8.14 (individually, a “Borrower” and, collectively, the “Borrowers”), the banks, financial institutions and other institutional lenders (the “Initial Lenders”) listed on the signature pages hereof, and CITIBANK, N.A. (“Citibank”), as administrative agent (the “Agent”) for the Lenders (as hereinafter defined), agree as follows:

Article I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01.      Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.

“Advance” means an advance by a Lender to a Borrower pursuant to Article II.

“Affected Financial Institution” has the meaning specified in Section 8.17.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

“Agent’s Account” means the account of the Agent maintained by at its office at 1 Penns Way, Ops II New Castle, DE 19720, Account No. 4078-4524, Attention: Loan Admin.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Borrower or any of its Subsidiaries from time to time directly concerning or relating to bribery or corruption, including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended, and the U.K. Bribery Act, as amended.

“Applicable Lending Office” means, with respect to each Lender, the office of such Lender specified as its “Lending Office” in its Administrative Questionnaire delivered to the Agent, or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Agent.

“Applicable Margin” means 1.25% per annum.

“Applicable Minimum Asset Coverage” means, with respect to any Borrower, the greatest of (x) the Permitted Asset Coverage Ratio for such Borrower, (y) the minimum Asset Coverage Ratio required to be maintained by such Borrower pursuant to its Prospectus and (z) any applicable minimum Asset Coverage Ratio required by the Investment Company Act or any other applicable law, rule or regulation, or by any vote of the shareholders of such Borrower or by any agreement of such Borrower with any regulator to which such Borrower is subject.

“Asset Coverage Ratio” means, with respect to any Borrower, the “asset coverage” (as defined in Section 18(h) of the Investment Company Act as in effect on the date hereof) of all “senior securities representing indebtedness” (as defined in Section 18(g) of the Investment Company Act as in effect on the date hereof) of such Borrower; provided that in determining the “asset coverage” of any Borrower for purposes of this Agreement, (a) the amount of any liability or indebtedness deducted from total assets shall be equal to the outstanding amount of such liability or indebtedness, (b) all borrowings of such Borrower (i) under this Agreement and (ii) in respect of Interfund Loans shall be deemed to be “senior securities representing indebtedness” of such Borrower, (c) the aggregate principal amount of all Interfund Loans made by such Borrower shall not be included as assets, (d) no direct or indirect debt, equity or other interest or investment that such Borrower has in any Subsidiary of such Borrower, and no assets of such Subsidiary, shall be included as assets of such Borrower for the purpose of calculating such Borrower’s Asset Coverage Ratio and (e) without limiting the requirements of Section 1.03, all Financial Contracts to which such Borrower is a party shall be appropriately reflected in accordance with GAAP. Without limiting the foregoing, in order to ensure that Borrowers that are part of any master/feeder or fund-of-funds structure do not borrow against the same assets, for purposes of calculating the Asset Coverage Ratio, if any Borrower invests in another Borrower, the value of such assets shall, as between both such Borrowers, only be counted once.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 8.07), and accepted by the Agent, in substantially the form of Exhibit C.

“Assuming Lender” has the meaning specified in Section 2.19(d).

“Assumption Agreement” has the meaning specified in Section 3.05(B).

“Bail-in Action” has the meaning specified in Section 8.17.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrowing” means a borrowing consisting of Advances made on the same day by the Lenders.

“Business Day” means a day of the year on which banks are not required or authorized by law to close in New York City.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

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“Code” means the Internal Revenue Code of 1986.

“Commission” means the Securities and Exchange Commission and any other similar or successor agency of the United States government administering the Investment Company Act.

“Commitment” has the meaning specified in Section 2.01.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” refers to the consolidation of accounts in accordance with GAAP.

“Custodian” means Citibank, N.A., as custodian for the Borrowers, and any successor thereto appointed in accordance with the Investment Company Act.

“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

“Defaulting Lender” means at any time, subject to Section 2.17(b), (i) any Lender that has failed for three or more Business Days to comply with its obligations under this Agreement to make an Advance or make any other payment due hereunder (each, a “funding obligation”), unless such Lender has notified the Agent and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding has not been satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing), (ii) any Lender that has notified the Agent or the Borrowers in writing, or has stated publicly, that it does not intend to comply with its funding obligations hereunder, unless such writing or statement states that such position is based on such Lender’s determination that one or more conditions precedent to funding cannot be satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing or public statement), (iii) any Lender that has defaulted on its funding obligations under other loan agreements or credit agreements generally under which it has commitments to extend credit or that has notified the Agent or the Borrowers in writing, or has stated publicly, that it does not intend to comply with its funding obligations under loan agreements or credit agreements generally, (iv) any Lender that has, for three or more Business Days after written request of the Agent or the Borrowers, failed to confirm in writing to the Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender will cease to be a Defaulting Lender pursuant to this clause (iv) upon the Agent’s and the Borrowers’ receipt of such written confirmation), or (v) any Lender with respect to which a Lender Insolvency Event has occurred and is continuing with respect to such Lender; provided that a Lender Insolvency Event shall not be deemed to occur with respect to a Lender solely as a result of the acquisition or maintenance of an ownership interest in such Lender by a Governmental Authority or instrumentality thereof where such action does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agent that a Lender is a Defaulting Lender under any of clauses (i) through (v) above will be conclusive and binding absent manifest error, and such Lender will be deemed to be a Defaulting Lender (subject to Section 2.17(b)) upon notification of such determination by the Agent to the Borrowers and the Lenders.

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“Designated Borrower” means a Mirae Fund that becomes a Borrower hereunder pursuant to Section 8.14.

“Dividend Payment” means, with respect to any Borrower, dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock or beneficial interest of such Borrower or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as “phantom stock” payments, where the amount thereof is calculated with reference to the fair market or equity value of such Borrower), but excluding dividends or distributions payable solely in shares of common stock or beneficial interests of such Borrower.

“Effective Date” has the meaning specified in Section 3.01.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 8.07(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 8.07(b)(iii)).

“Environmental Law” means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the Borrowers’ controlled group, or under common control with the Borrowers, within the meaning of Section 414 of the Code.

“ERISA Event” means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of Section 4043(b) of ERISA are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of a Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; (g) a determination that any Plan is in “at risk” status (within the meaning of Section 303 of ERISA); or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

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“Events of Default” has the meaning specified in Section 6.01.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Advance or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Advance or Commitment (other than pursuant to an assignment request by a Borrower under Section 2.16(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.13, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.13(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Extension Date” has the meaning specified in Section 2.18(d).

“Fair Market Value” means, with respect to any security owned by a Borrower, the value assigned to such security in accordance with the methods described in the Prospectus of such Borrower in the most recent calculation by or for such Borrower of the net asset value per share of such Borrower, provided however that, if Regulation U sets a value for such security and such value is less than that the value of such security as determined in accordance with the foregoing, the value assigned to such security in accordance with Regulation U shall be the value for such security.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any published intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such published intergovernmental agreements.

“Federal Funds Rate” means, for any day, the rate published for such day (or, if such day is not a Business Day, published for the immediately preceding Business Day) by the Federal Reserve Bank of New York for overnight Federal funds transactions with members of the Federal Reserve System, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Agent from three federal funds brokers of recognized standing selected by it; provided that, if the Federal Funds Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

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“Financial Contracts” means (a) written and purchased call and put options on securities and foreign currencies, (b) financial futures contracts, (c) options on financial futures contracts, (d) foreign currency contracts, (e) forward foreign currency exchange contracts, (f) interest rate swaps and currency swaps, (g) repurchase agreements and reverse repurchase agreements, (h) mortgage rolls, (i) portfolio security loans, (j) firm and standby commitment agreements as defined in Investment Company Act Release 10666, (k) when issued and forward commitment transactions and (l) all types and kinds of trading, hedging and investment transactions and practices which any Borrower is permitted to engage in pursuant to its investment policies and which may affect the capital and debt structure of such Borrower in a manner analogous to the transactions and practices enumerated above.

“Foreign Lender” means a Lender that is not a U.S. Person.

“GAAP” has the meaning specified in Section 1.03.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor’s obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms “Guarantee” and “Guaranteed” used as a verb shall have a correlative meaning.

“Indebtedness” means, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) all obligations of such Person that are, or are required to be, recorded as finance leases in accordance with GAAP; (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock, valued at the greater of (i) its voluntary or involuntary liquidation preference and (ii) the aggregate amount payable therefor upon purchase, redemption, defeasance or payment therefor; (g) the credit exposure of such Person in respect of Financial Contracts; (h) all obligations of such Person in respect of Interfund Loans; and (i) Indebtedness of others Guaranteed by such Person.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrowers under this Agreement and (b) to the extent not otherwise described in (a), Other Taxes.

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“Information” has the meaning specified in Section 8.08.

“Interfund Lending Agreement” means any agreement or agreements between the Mirae Funds party thereto, providing for the making of loans from time to time from one such fund to other such funds.

“Interfund Loan” means any loan by a Borrower or to a Borrower pursuant to an Interfund Lending Agreement.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder, as modified or interpreted by orders of the Commission, or other interpretative releases or letters issued by the Commission or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“IRS” means the United States Internal Revenue Service.

“Joinder Agreement” means a Joinder Agreement substantially in the form of Exhibit D hereto between the Borrowers, a Designated Borrower, the Agent and the Lenders.

“Lender Insolvency Event” means that (a) a Lender is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, (b) such Lender has become the subject of a proceeding under any debtor relief law, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender, or such Lender has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment or (c) a Lender is the subject of a Bail-in Action.

“Lenders” means the Initial Lenders, each Assuming Lender that shall become a party hereto pursuant to Section 2.18 or 2.19 and each Person that shall become a party hereto pursuant to Section 8.07.

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Mandatorily Redeemable Stock” means, at any date of determination, with respect to any Person, any shares of capital stock of (or beneficial or other ownership interest in) such Person or any other Person that, at such date, (i) are redeemable, payable or required to be purchased or otherwise retired or extinguished, or are convertible into any Indebtedness or other liability of such Person, whether mandatorily or at the option of the holder thereof (except if an event must occur to cause or permit the holder thereof to require redemption or repurchase of such capital stock (or such beneficial or other ownership interest) and such event has not occurred at such date), prior to the Termination Date or (ii) are convertible into any shares of capital stock (or beneficial or other ownership interest) of the types referred to in clause (i) above.

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“Margin Stock” has the meaning specified in Regulations U and X.

“Material Adverse Change” means, with respect to any Borrower, any material adverse change in the business, financial condition, operations or performance of such Borrower or such Borrower and its Subsidiaries taken as a whole.

“Material Adverse Effect” means, with respect to any Borrower a material adverse effect on (a) the business, financial condition, operations or performance of such Borrower or such Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or any Lender under this Agreement or any Note or (c) the ability of such Borrower to perform its material obligations under this Agreement or any Note.

“Mirae Fund” means a portfolio or fund of the Trust registered under the Investment Company Act for which Mirae Asset Global Investments (USA) LLC is the investment adviser, manager or administrator.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Borrower or any ERISA Affiliate and at least one Person other than such Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which any Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“Net Asset Value” means, as at any date, with respect to any Borrower, the Total Assets of such Borrower less the Total Liabilities of such Borrower.

“Non-Approving Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all affected Lenders in accordance with the terms of Section 8.01 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extending Lender” has the meaning specified in Section 2.18(b).

“Note” means a promissory note of any Borrower payable to the order of any Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Advances made by such Lender.

“Notice of Borrowing” has the meaning specified in Section 2.02.

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“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement, or sold or assigned an interest in any Advance).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.16(b)).

“Overnight Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

(a)            the Federal Funds Rate;

(b)           the ICE Benchmark Administration Settlement Rate (or the successor thereto if the ICE Benchmark Administration is no longer making such rates available) applicable to Dollars for a period of one month (“One Month LIBOR”) (for the avoidance of doubt, the One Month LIBOR for any day shall be based on the rate appearing on Reuters LIBOR01 Page (or other commercially available source providing such quotations as designated by the Agent from time to time) at approximately 11:00 a.m. London time on such day); provided that, if One Month LIBOR shall be less than zero, such rate shall be deemed zero for purposes of this Agreement; and

(c)            zero.

“Participant” has the meaning specified in Section 8.07(d).

“Participant Register” has the meaning specified in Section 8.07(d).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001.

“PBGC” means the Pension Benefit Guaranty Corporation (or any successor).

“Permitted Asset Coverage Ratio” means, with respect to each Borrower, 500%.

“Permitted Liens” means, with respect to any Borrower, such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced (or, if such a proceeding has been commenced, such proceeding is being contested in good faith by appropriate proceedings and enforcement of any Lien has been and is stayed):

(a)           Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) or not yet due,

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(b)           Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens, statutory landlord’s Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 90 days or which are being contested in good faith and by appropriate proceedings,

(c)           Liens in favor of clearing agencies, brokers or dealers arising in connection with the acquisition or disposition of securities; provided that such Liens (i) attach only to such securities, (ii) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such securities and not any obligation in connection with margin financing and (iii) do not secure obligations under Financial Contracts, and

(d)           Liens securing the payment of fees and other amounts owed to the Custodian or the repayment of advances made by the Custodian in accordance with the terms of the custodian agreement between such Borrower and the Custodian.

“Person” means any natural Person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means a Single Employer Plan or a Multiple Employer Plan.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Prospectus” means, with respect to each Borrower, the prospectus and statement of additional information, including materials incorporated therein by reference or registration statement filed with the Commission pursuant to the Securities Act of 1933, as amended, or the Investment Company Act.

“Recipient” means (a) the Agent, and (b) any Lender, as applicable.

“Register” has the meaning specified in Section 8.07(c).

“Regulation T”, “Regulation U” and “Regulation X” mean Regulations T, U and X of the Board of Governors of the Federal Reserve System, respectively, as in effect from time to time.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Required Lenders” means at any time Lenders owed at least a majority in interest of the then aggregate unpaid principal amount of the Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least a majority in interest of the Commitments.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, Her Majesty’s Treasury, the European Union or any European Union member state, (b) any Person located, operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

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“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Borrower or any ERISA Affiliate and no Person other than such Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which any Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the earlier of April 8, 2022, subject to the extension thereof pursuant to Section 2.18 and (b) the date of termination of the Commitments pursuant to Section 2.04 or 6.01; provided, however, that if such date is not a Business Day, the Termination Date shall be the next preceding Business Day.

“Threshold Amount” means, (i) in the case of an Interfund Loan, any amount greater than zero and (ii) in the case of all other Indebtedness, the lesser of (a) $15,000,000 and (b) with respect to any Borrower, an amount equal to 5% of the Net Asset Value of such Borrower.

“Total Assets” means, as at any date with respect to any Borrower, an amount equal to the “total assets” of such Borrower as determined in connection with the most recent determination by such Borrower of the net asset value of its shares, in each case in accordance with methods described in the Prospectus of such Borrower.

“Total Liabilities” means, as at any date with respect to any Borrower, an amount equal to the “total liabilities” of such Borrower as determined in connection with the most recent determination by such Borrower of the net asset value of its shares, in each case in accordance with methods described in the Prospectus of such Borrower.

“Trust” has the meaning specified in the recital of the parties to this Agreement.

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“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.13(f).

“Withholding Agents” means the Borrowers and the Agent.

“Voting Stock” means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

Section 1.02.      Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

Section 1.03.      Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles as in effect in the United States from time to time (“GAAP”), provided that (a) if there is any change in GAAP from such principles applied in the preparation of the audited financial statements referred to in Section 4.01(e) (“Initial GAAP”), that is material in respect of the calculation of compliance with the covenants set forth in Section 5.03, the Borrowers shall give prompt notice of such change to the Agent and the Lenders, (b) if the Borrowers notify the Agent that the Borrowers request an amendment of any provision hereof to eliminate the effect of any change in GAAP (or the application thereof) from Initial GAAP (or if the Agent or the Required Lenders request an amendment of any provision hereof for such purpose), regardless of whether such notice is given before or after such change in GAAP (or the application thereof), then such provision shall be applied on the basis of generally accepted accounting principles as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision is amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 133 and 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Borrower or any Subsidiary at “fair value”, as defined therein.

Section 1.04.      Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

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Section 1.05.      Divisions. For all purposes under this Agreement, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws), if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person.

Article II

AMOUNTS AND TERMS OF THE ADVANCES

Section 2.01.      The Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrowers from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender’s name on Schedule II hereto hereof or, if such Lender has entered into any Assignment and Assumption, set forth for such Lender in the Register maintained by the Agent pursuant to Section 8.07(c), as such amount may be reduced pursuant to Section 2.04 (such Lender’s “Commitment”). Each Borrowing shall be in an aggregate amount of $1,000,000 or an integral multiple of $500,000 in excess thereof and shall consist of Advances made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender’s Commitment, the Borrowers may borrow under this Section 2.01, prepay pursuant to Section 2.09 and reborrow under this Section 2.01. The right of any Borrower to obtain an Advance hereunder, as opposed to the right of any other Borrower, shall be on a “first come, first served” basis.

Section 2.02.      Making the Advances. (a)  Each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the Business Day of the proposed Borrowing, by the Borrower requesting such Borrowing to the Agent, which shall give to each Lender prompt notice thereof by telecopier. Each such notice of a Borrowing (a “Notice of Borrowing”) shall be by telephone, confirmed immediately in writing, or telecopier or by electronic mail, in substantially the form of Exhibit B hereto, specifying therein (1) the name of the applicable Borrower, (2) the requested date of such Borrowing, (3) the requested aggregate amount of such Borrowing and the aggregate principal amount of all Borrowings (not including the requested Borrowing) of such Borrower as of such date, (4) the Net Asset Value of such Borrower as at the Business Day immediately preceding such date, (5) the Total Assets of such Borrower as at the Business Day immediately preceding such date, (6) the Total Liabilities of such Borrower as at the Business Day immediately preceding such date, (7) the Asset Coverage Ratio of such Borrower as at the Business Day immediately preceding such date, (8) confirmation from such Borrower that, after applying the proceeds of such Borrowing, either (x) Margin Stock will constitute less than 25% of the assets of such Borrower or (y) if Margin Stock will constitute 25% or more of the assets of such Borrower, that the aggregate outstanding principal amount of the Advances made to such Borrower does not exceed the sum of (i) 50% of the Fair Market Value of all Margin Stock held by such Borrower and (ii) the Fair Market Value of the other assets of such Borrower. Each Lender shall, before 3:00 P.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Agent at the Agent’s Account, in same day funds, such Lender’s ratable portion of such Borrowing. After the Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower requesting such Borrowing as directed in the applicable Notice of Borrowing.

(b)            Each Notice of Borrowing shall be irrevocable and binding on the Borrower requesting such Borrowing.

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(c)            Unless the Agent shall have received notice from a Lender prior to one hour prior to the proposed time of any Borrowing that such Lender will not make available to the Agent such Lender’s ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the applicable Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at (i) in the case of any Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Advance as part of such Borrowing for purposes of this Agreement.

(d)            The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

Section 2.03.      Fees. (a)  Commitment Fee. Each Borrower severally agrees to pay to the Agent for the account of each Lender its allocated share, as determined by the Borrowers in accordance with Section 8.13, a commitment fee on the aggregate amount of such Lender’s unused Commitment from the Effective Date in the case of each Initial Lender and from the effective date specified in the Assumption Agreement or Assignment and Assumption pursuant to which it became a Lender in the case of each other Lender until the Termination Date at a rate equal to 0.125% per annum, payable in arrears quarterly on the last day of each March, June, September and December, commencing June 30, 2021, and on the Termination Date.

(b)            Agent’s Fees. Each Borrower severally agrees to pay to the Agent for its own account its allocated share of as determined by Borrowers of such fees as may from time to time be agreed between the Borrowers and the Agent.

Section 2.04.      Termination or Reduction of the Commitments. The Borrowers shall have the right, upon at least three Business Days’ notice to the Agent, to terminate in whole or permanently reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

Section 2.05.      Repayment. Each Borrower hereby severally promises to pay to the Agent for the ratable account of each Lender on the Maturity Date the full outstanding principal amount of each Advance made to such Borrower on the earlier of (a) the day 60 days after the date such Advance was made available to such Borrower or, if such day is not a Business Day, the preceding Business Day and (b) the Termination Date.

Section 2.06.      Interest. (a)  Scheduled Interest. Each Borrower shall pay interest on the unpaid principal amount of each Advance made to it from the date of such Advance until such principal amount shall be paid in full, a rate per annum equal at all times to the sum of (x) the Overnight Rate in effect from time to time plus (y) the Applicable Margin, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date shall be paid in full.

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(b)            Default Interest. Upon the occurrence and during the continuance of an Event of Default with respect to any Borrower, the Agent may, and upon the request of the Required Lenders shall, require the Borrowers to pay interest (“Default Interest”) on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Advances pursuant to clause (a) above; provided, however, that following acceleration of the Advances pursuant to Section 6.01, Default Interest shall accrue and be payable hereunder whether or not previously required by the Agent.

Section 2.07.      Interest Rate Determination. (a)  The Agent shall give prompt notice to the applicable Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.06(a).

(b)            If Reuters LIBOR01 Page is unavailable, the Agent shall forthwith notify the Borrowers and the Lenders that the component of the Overnight Rate based upon One Month LIBOR (as defined in the definition of “Overnight Rate”) will not be used in any determination of the Overnight Rate.

Section 2.08.      Benchmark Replacement Setting.

(a)            Benchmark Replacement. Notwithstanding anything to the contrary herein, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(b)            Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c)            Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrowers and the Lenders of (i) any Benchmark Replacement Date and the related Benchmark Replacement, (ii) the effectiveness of any Benchmark Replacement Conforming Changes and (iii) the commencement of any Benchmark Unavailability Period. For the avoidance of doubt, any notice required to be delivered by the Agent as set forth in this Section 2.08 may be provided, at the option of the Agent (in its sole discretion), in one or more notices and may be delivered together with, or as part of any amendment which implements any Benchmark Replacement or Benchmark Conforming Changes. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.08, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement, except, in each case, as expressly required pursuant to this Section 2.08.

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(d)            [Reserved].

(e)            Benchmark Unavailability Period. During any Benchmark Unavailability Period, the component of Overnight Rate based upon the then-current Benchmark will not be used in any determination of the Overnight Rate.

(f)            Disclaimer. The Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to (i) the administration, submission or any other matter related to the London interbank offered rate or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation any Benchmark Replacement implemented hereunder), (ii) the composition or characteristics of any such Benchmark Replacement, including whether it is similar to, or produces the same value or economic equivalence to USD LIBOR (or any other Benchmark) or have the same volume or liquidity as did USD LIBOR (or any other Benchmark), (iii) any actions or use of its discretion or other decisions or determinations made with respect to any matters covered by this Section 2.08 including, without limitation, whether or not a Benchmark Transition Event has occurred, the removal or lack thereof of unavailable or non-representative tenors, the implementation or lack thereof of any Benchmark Replacement Conforming Changes, the delivery or non-delivery of any notices required by clause (c) above or otherwise in accordance herewith, and (iv) the effect of any of the foregoing provisions of this Section 2.08.

(g)            Certain Defined Terms. As used in this Section 2.08:

“Benchmark” means, initially, USD LIBOR; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to USD LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of this Section 2.08.

“Benchmark Replacement” mean, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:

(1)           the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2)           the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3)           the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Borrowers as the replacement for the then-current Benchmark for a one month tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion.

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If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then current Benchmark with an Unadjusted Benchmark Replacement:

(1)            for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Agent: (a) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for a one month tenor; (b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for a period of one month that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for a period of one month; and

(2)            for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrowers giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated syndicated credit facilities; provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Overnight Rate,” timing and frequency of determining rates, length of lookback periods, the formula for calculating any successor rates identified pursuant to the definition of “Benchmark Replacement”, the formula, methodology or convention for applying the successor Floor to the successor Benchmark Replacement and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement).

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“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)            in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide a one month tenor of such Benchmark (or such component thereof);

(2)            in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or

(3)            in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to a one month tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide a one month tenor of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide a one month tenor of such Benchmark (or such component thereof);

(2)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide a one month tenor of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide a one month tenor of such Benchmark (or such component thereof); or

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(3)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that a one month tenor of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to a one month tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder in accordance with this Section 2.08 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder in accordance with this Section 2.08.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion.

“Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR:

(1)            a notification by the Agent to (or the request by the Borrowers to the Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities in the U.S. syndicated loan market at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)            the joint election by the Agent and the Borrowers to trigger a fallback from USD LIBOR and the provision by the Agent of written notice of such election to the Lenders.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR, the time determined by the Agent in its reasonable discretion.

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“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Term SOFR” means, for a one month tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“USD LIBOR” means the London interbank offered rate for U.S. dollars for a period of one month.

Section 2.09.      Prepayments. (a)  Optional. Each Borrower may, upon at least one Business Day notice to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given such Borrower shall, prepay the outstanding principal amount of the Advances made to it in whole or ratably in part; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $500,000 in excess thereof.

(b)            Mandatory Prepayments.

(i)            If Margin Stock constitutes 25% or more of the assets of any Borrower and the aggregate outstanding principal amount of the Advances made to such Borrower shall at any time exceed the sum of (i) 50% of the Fair Market Value of all Margin Stock held by such Borrower and (ii) the Fair Market Value of the other assets of such Borrower, such Borrower shall, within three Business Days of the determination thereof, prepay Advances in an aggregate principal amount equal to the amount of such excess.

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(ii)            If the Asset Coverage Ratio with respect to any Borrower at any time falls below the Applicable Minimum Asset Coverage, such Borrower shall, within three Business Days of the determination thereof, prepay Advances in an aggregate principal amount such that the Asset Coverage Ratio shall be increased to such Applicable Minimum Asset Coverage or greater.

(c)            Payments with Interest. All prepayments under this Section 2.09 shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

Section 2.10.          Increased Costs. If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii)           subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)           impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing or maintaining any Advance or of maintaining its obligation to make any such Advance with respect to any Borrower, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient with respect to any Borrower, then such Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)            Capital Adequacy. If any Lender determines that any Change in Law affecting such Lender or the Applicable Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Advances made by such Lender to any Borrower to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time such Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)            Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) of this Section and delivered to the applicable Borrower, shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

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(d)            Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the applicable Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.11.      Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Applicable Lending Office to perform its obligations hereunder to make Advances or to fund or maintain Advances hereunder, the obligation of the Lenders to make Advances shall be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.

Section 2.12.      Payments and Computations. (a)  Each Borrower severally shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off, not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Agent at the Agent’s Account in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees ratably (other than amounts payable pursuant to Section 2.10, 2.13 or 8.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon any Assuming Lender becoming a Lender hereunder as a result of a Commitment Increase pursuant to Section 2.19 or an extension of the Termination Date pursuant to Section 2.18, and upon the Agent’s receipt of such Lender’s Assumption Agreement and recording of the information contained therein in the Register, from and after the applicable Increase Date or Extension Date, the Agent shall make all payments hereunder in respect of the interest assumed thereby to the Assuming Lender. Upon its acceptance of an Assignment and Assumption and recording of the information contained therein in the Register pursuant to Section 8.07(c), from and after the effective date specified in such Assignment and Assumption, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Assumption shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b)            All computations of interest shall be made by the Agent on the basis of a year of 365/366 days, and all computations of fees shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(c)            Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fee, as the case may be.

(d)            Unless the Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Lenders hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the applicable Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

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Section 2.13.      Taxes. (a)  Payments Free of Taxes. Any and all payments by or on account of any obligation of each Borrower under this Agreement or any Note shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)  Payment of Other Taxes by the Borrowers. The Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(c)  Indemnification by the Borrowers. The Borrowers shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)  Indemnification by the Lenders. Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 8.07(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with this Agreement or any Note, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any Note or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (d).

(e)  Evidence of Payments. As soon as practicable after any payment of Taxes by any Borrower to a Governmental Authority pursuant to this Section 2.13, such Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

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(f)  Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under this Agreement shall deliver to the Borrowers and the Agent, at the time or times reasonably requested by the Borrowers or the Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Agent as will enable the Borrowers or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.13(f) (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrowers and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Agent), whichever of the following is applicable:

(i)  in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement or any Note, executed originals of IRS Form W-8BEN-E or W-8BEN (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement or any Note, IRS Form W-8BEN-E or W-8BEN (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)  executed originals of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN-E or W-8BEN (as applicable); or

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(iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E or W-8BEN (as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(C)  any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under this Agreement or any Note would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Agent as may be necessary for the Borrowers and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Agent in writing of its legal inability to do so.

(g)  Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.13 (including by the payment of additional amounts pursuant to this Section 2.13), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

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(h)  Survival. Each party’s obligations under this Section 2.13 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under this Agreement or any Note.

Section 2.14.      Sharing of Payments, Etc. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Advances or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Advances and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Agent of such fact, and (b) purchase (for cash at face value) participations in the Advances and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Advances and other amounts owing them; provided that:

(i)            if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)            the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances to any assignee or participant, other than to a Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Borrower in the amount of such participation.

Section 2.15.      Evidence of Debt. (a)  Maintenance of Records. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of each Borrower to such Lender resulting from each Borrowing made by such Lender. The Agent shall maintain the Register in accordance with Section 8.04(c). The entries made in the records maintained pursuant to this paragraph (a) shall be prima facie evidence absent manifest error of the existence and amounts of the obligations recorded therein. Any failure of any Lender or the Agent to maintain such records or make any entry therein or any error therein shall not in any manner affect the obligations of any Borrower under this Agreement. In the event of any conflict between the records maintained by any Lender and the records maintained by the Agent in such matters, the records of the Agent shall control in the absence of manifest error.

(b)            Promissory Notes. Upon the request of any Lender made through the Agent, a Borrower shall prepare, execute and deliver to such Lender a promissory payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in substantially the form of Exhibit A hereto, which shall evidence such Lender’s Advances in addition to such records.

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Section 2.16.      Mitigation Obligations; Replacement of Lenders.

(a)            Designation of a Different Lending Office. If any Lender requests compensation under Section 2.10, or requires any Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section  2.13, then such Lender shall (at the request of the Borrowers) use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.10 or 2.13, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)            Replacement of Lenders. If any Lender requests compensation under Section 2.10, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.16(a), or if any Lender is a Defaulting Lender, a Non-Extending Lender or a Non-Approving Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 8.07), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.10 or Section 2.13) and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)            the Borrowers shall have paid to the Agent the assignment fee (if any) specified in Section 8.07;

(ii)            such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(iii)            in the case of any such assignment resulting from a claim for compensation under Section 2.10 or payments required to be made pursuant to Section 2.13, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)            such assignment does not conflict with applicable law; and

(v)            in the case of any assignment resulting from a Lender becoming a Non- Approving Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

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Section 2.17.      Defaulting Lenders.

(a)            Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)            Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii)            Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VI or otherwise) or received by the Agent from a Defaulting Lender pursuant to Section 8.05 shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, as the Borrowers may request (so long as no Default exists), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, if so determined by the Agent and the Borrowers, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Advances under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by any Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Advances in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Advances were made at a time when the conditions set forth in Section 3.02 were satisfied or waived, such payment shall be applied solely to pay the Advances of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of such Defaulting Lender until such time as all Advances are held by the Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)            Certain Fees. No Defaulting Lender shall be entitled to receive any commitment fee for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b)            Defaulting Lender Cure. If the Borrowers and the Agent agree in writing that a Lender is no longer a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Advances of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Advances to be held pro rata by the Lenders in accordance with the Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

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Section 2.18.      Extension of Termination Date.

(a)            Requests for Extension. Not more than 45 days nor less than 30 days prior to the Termination Date then in effect, the Borrowers, by written notice to the Agent (who shall promptly notify the Lenders), may request an extension of the Termination Date for an additional 364 days.

(b)            Lender Elections to Extend. Each Lender, acting in its sole and individual discretion, shall, by notice to the Agent given not earlier than 30 days prior to the Termination Date and not later than the date that is 20 days prior to such Termination Date, advise the Agent whether or not such Lender agrees to such extension (and each Lender that determines not to so extend its Termination Date (a “Non-Extending Lender”) shall notify the Agent of such fact promptly after such determination. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree. If any Lender shall fail to notify the Agent in writing of its consent to, or refusal of, any such request for extension of the Termination Date as specified above, such Lender shall be deemed to have determined not to so extend the Termination Date. It is understood and agreed that the Lenders shall not have any obligation whatsoever to agree to any request made by the Borrowers for an extension of the Termination Date.

(c)            Notification by Agent. The Agent shall notify the Borrowers of each Lender’s determination under this Section no later than the date 15 days prior to the Termination Date (or, if such date is not a Business Day, on the next preceding Business Day).

(d)            Additional Commitment Lenders. The Borrowers shall have the right on or before the Termination Date (hereinafter, the “Extension Date”) to replace in accordance with the terms of Section 2.18(b) each Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more Eligible Assignees (as an Assuming Lender) with the approval of the Agent (which approval shall not be unreasonably withheld), each of which Assuming Lenders shall have entered into an Assumption Agreement pursuant to which such Assuming Lender shall, effective as of the Extension Date, undertake a Commitment (and, if any such Assuming Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date).

(e)            Minimum Extension Requirement. If (and only if) the total of the Commitments of the Lenders that have agreed so to extend their Termination Date and the additional Commitments of the Assuming Lenders shall be more than 50% of the aggregate amount of the Commitments in effect immediately prior to the Extension Date, then, upon fulfillment of the applicable conditions set forth in Article III, the Termination Date of each Extending Lender and of each Assuming Lender shall, effective as at the Extension Date, shall be extended for one year from such Termination Date and all references in this Agreement to the “Termination Date” shall refer to the Termination Date as so extended and each Assuming Lender shall thereupon become a “Lender” for all purposes of this Agreement.

(f)            Non-Extending Lenders. To the extent that the Termination Date with respect to any Lender is not extended pursuant to this Section 2.18, the Commitment of such Lender shall automatically terminate in whole on such Termination Date without any further notice or other action by the Borrowers, the Agent, the Lenders or any other Person; provided that such Lender’s rights under Sections 2.10, 2.13 and 8.04, and its obligations under Section 8.05, shall survive the Termination Date for such Lender as to matters occurring prior to such date.

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Section 2.19.      Increase in the Aggregate Commitments. (a)  Request for Increase. The Borrowers may, at any time but in any event not more than once in any calendar year, by notice to the Agent, request that the aggregate amount of the Commitments be increased by an amount of $10,000,000 or an integral multiple thereof (each a “Commitment Increase”) to be effective as of a date that is at least 90 days prior to the Termination Date (the “Increase Date”) as specified in the related notice to the Agent; provided, however that in no event shall the aggregate amount of the Commitments at any time exceed $75,000,000.

(b)            Lender Election to Increase. The Agent shall promptly notify such Lenders and Eligible Assignees as are designated by the Borrowers of a request by the Borrowers for a Commitment Increase, which notice shall include (i) the proposed amount of such requested Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which such Lenders and Eligible Assignees wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Commitments (the “Commitment Date”). Each such Lender and Eligible Assignee that is willing to participate in such requested Commitment Increase (each an “Increasing Lender”) shall, in its sole discretion, give written notice to the Agent on or prior to the Commitment Date of the amount by which it is willing to increase its Commitment or to establish its Commitment, as the case may be. If such Lenders and Eligible Assignees notify the Agent that they are willing to participate in the requested Commitment Increase with Commitments in an aggregate amount that exceed the amount of the requested Commitment Increase, the requested Commitment Increase shall be allocated among such Lenders and Eligible Assignees in such amounts as are agreed between the Borrowers and the Agent.

(c)            Notification by Agent. Promptly following each Commitment Date, the Agent shall notify the Borrowers as to the amount, if any, by which such Lenders and Eligible Assignees are willing to participate in the requested Commitment Increase; provided, however, that the Commitment of each such Eligible Assignee shall be in an amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

(d)            Assuming Lenders. On each Increase Date, each Eligible Assignee that accepts an offer to participate in a requested Commitment Increase in accordance with Section 2.19(b) (each such Eligible Assignee and each Eligible Assignee that shall become a party hereto in accordance with Section 2.18, an “Assuming Lender”) shall become a Lender party to this Agreement as of such Increase Date and the Commitment of each Increasing Lender for such requested Commitment Increase shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.19(b)) as of such Increase Date.

On each Increase Date, upon fulfillment of the applicable conditions set forth in Article III, the Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Borrowers, on or before 1:00 P.M. (New York City time), by telecopier, of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date. Each Increasing Lender and each Assuming Lender shall, before 2:00 P.M. (New York City time) on the Increase Date, to the extent applicable, purchase at par that portion of outstanding Advances of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Advances to be held pro rata by the Lenders in accordance with the Commitments.

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Article III

CONDITIONS TO EFFECTIVENESS AND LENDING

Section 3.01.      Conditions Precedent to Effectiveness of Section 2.01. Section 2.01 of this Agreement shall become effective on and as of the first date (the “Effective Date”) on which the following conditions precedent have been satisfied:

(a)            Documents. The Agent shall have received the following documents, each of which shall be satisfactory to the Agent in form and substance:

(1)            Authority and Approvals. Certified copies of the resolutions of the Board of Trustees of the trust relating to each Borrower (or equivalent documents) authorizing and approving this Agreement, other than any documents which solely change the name of a Borrower or create a Borrower.

(2)            Secretary’s or Assistant Secretary’s Certificate. A certificate of the Secretary or an Assistant Secretary of the Trust relating to each Borrower certifying as to (x) the declaration of trust (other than amendments thereto which solely change the name of such Borrower, create a Borrower or create or delete a series of the relevant trust which is not a Borrower) relating to such Borrower and by-laws of the Trust relating to such Borrower as filed with such Borrower’s registration statement filed with the Commission pursuant to the Securities Act of 1933, as amended, or the Investment Company Act and (y) the names and true signatures of the officers of the Trust relating to such Borrower authorized to sign on behalf of such Borrower this Agreement and the other documents to be delivered hereunder.

(3)            Opinion of Borrower’s Counsel. A favorable opinion of Faegre Drinker Biddle & Reath LLP, counsel to each of the Borrowers, in form and substance reasonably satisfactory to the Agent.

(4)            Closing Certificate. A certificate of a senior financial officer of the Trust relating to each Borrower to the effect that:

(x)            the representations and warranties of such Borrower contained in this Agreement are true and correct on and as of the Effective Date, before and after giving effect to the transactions contemplated to occur on or prior to the Effective Date, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(y)            no event has occurred from and after the date of such Borrower’s most recent audited annual financial statements delivered to the Lenders prior to the Effective Date which could have a Material Adverse Effect with respect to such Borrower; and

(z)            no event has occurred and is continuing that constitutes a Default.

(5)            Form U-1. A Federal Reserve Form U-1 for each Borrower, duly completed and executed on behalf of such Borrower and each Lender.

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(6)            Prospectuses. A certification that the copy of the prospectus of each Borrower available on the Edgar website is a true, correct and complete copy of such Borrower’s most recent Prospectus.

(7)            Executed Agreement. Executed counterparts of this Agreement from each party hereto.

(8)            KYC Information. Upon the reasonable request of any Lender, each Borrower shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation, if applicable.

(b)            Approvals. The Agent shall have received evidence satisfactory to it of receipt of all governmental and third party consents and approvals necessary in connection with this Agreement (without the imposition of any conditions except those that are acceptable to the Agent) and that the same remain in effect.

(c)            Payment of Fees. The Borrowers shall have paid (i) an upfront fee equal to 0.05% of the aggregate Commitments on the Effective Date and (ii) all reasonable and documented fees and expenses of the Agent and the Lenders (including the reasonable and documented fees and expenses of counsel to the Agent).

(d)            Other Items. The Agent shall have received such other approvals and documents relating to this Agreement and the transactions contemplated hereby as any Lender acting through the Agent may reasonably request.

Section 3.02.      Conditions Precedent to Each Borrowing. The obligation of the Lenders to make an Advance to any Borrower on the occasion of each Borrowing (including the initial Borrowing) shall be subject to the further conditions precedent that on the date of such Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Borrowing by such Borrower and the acceptance by such Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by such Borrower that on the date of such Borrowing (after giving effect thereto) such statements are true):

(a)            the representations and warranties contained in this Agreement are true and correct in all material respects (unless qualified as to materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(b)            no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, that constitutes a Default;

(c)            if Margin Stock constitutes 25% or more of the value of the assets, determined in accordance with Regulation U, of such Borrower, the aggregate outstanding principal amount of the Advances made to such Borrower does not exceed the sum of (i) 50% of the Fair Market Value of all Margin Stock held by such Borrower and (ii) the Fair Market Value of the other assets of such Borrower;

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(d)            after giving effect to such Borrowing, such Borrower is in compliance with Section 5.03; and

(e)            such Borrower has not made any Interfund Loans that remain outstanding.

Section 3.03.      Conditions to Initial Borrowing by a Designated Borrower. The obligation of the Lenders to make an initial Advance to a Designated Borrower following its designation as a Borrower in accordance with Section 8.14 is subject to the following conditions precedent being satisfied on or before the making of such Advance:

(a)            Documents. The Agent shall have received from such Borrower each of the documents listed in Section 3.01(a) with respect to such Borrower (other than Section 3.01(a)(4)), each of which shall be reasonably satisfactory to the Agent in form and substance.

(b)            Approvals. The Agent shall have received evidence reasonably satisfactory to it of receipt of all third party consents and approvals necessary in connection with the Joinder Agreement executed by such Borrower and such Borrower’s obligations under this Agreement (without the imposition of any conditions except those that are acceptable to the Agent) and that the same remain in effect.

(c)            Other Items. The Agent shall have received such other approvals and documents relating to the Joinder Agreement executed by such Borrower and such Borrower’s obligations under this Agreement and the transactions contemplated hereby as any Lender acting through the Agent may reasonably request, including the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation, if applicable.

Section 3.04.      Conditions to Extension of Termination Date. The obligation of the Lenders to extend the Termination Date pursuant to Section 2.18 is subject to the conditions precedent that on such Extension Date the following statements shall be true (and a duly authorized officer of each Borrower shall certify the completeness and accuracy of such statements to the Lenders on and as of such Extension Date):

(a)            the representations and warranties contained in this Agreement are true and correct in all material respects (unless qualified as to materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) on and as of the Extension Date, before and after giving effect to such extension of the Termination Date, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

(b)            no event has occurred and is continuing, or would result from such extension of the Termination Date, that constitutes a Default.

Section 3.05.      Conditions to Effectiveness of Increase. Any Commitment Increase pursuant to Section 2.19 shall not be effective with respect to any Lender unless (i) the Agent shall have received on or before such Increase Date the following, each dated such date:

(A)            (1) certified copies of the resolutions of the Board of Trustees of the trust relating to each applicable Borrower (or equivalent documents) authorizing the Commitment Increase and (2) an opinion of counsel for each applicable Borrower (which may be in-house counsel), reasonably satisfactory to the Agent;

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(B)            an assumption agreement from each Assuming Lender, if any, in form and substance satisfactory to each applicable Borrower and the Agent (each an “Assumption Agreement”), duly executed by such Assuming Lender, the Agent and each applicable Borrower; and

(C)            confirmation from each Increasing Lender of the increase in the amount of its Commitment in a writing satisfactory to each applicable Borrower and the Agent;

(D)            an updated Federal Reserve Form U-1 for each applicable Borrower, duly completed and executed on behalf of such Borrower and each Lender; and

(ii)            on the date of request for a Commitment Increase and on the applicable Increase Date the following statements shall be true (and a duly authorized officer of each applicable Borrower shall certify the completeness and accuracy of such statements to the Lenders on and as of such Increase Date):

(A)            the representations and warranties contained in this Agreement are true and correct in all material respects (unless qualified as to materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) on and as of such Increase Date and after giving effect to such Commitment Increase, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

(B)            no Default shall have occurred and be continuing on such date and after giving effect to such Commitment Increase.

Article IV

REPRESENTATIONS AND WARRANTIES

Section 4.01.      Representations and Warranties of the Borrowers. Each Borrower represents and warrants as follows:

(a)            Such Borrower is a series of the Trust which (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power (corporate, partnership or other), and has all material governmental licenses, authorizations, consents and approvals necessary for such Borrower to own its assets and for such Borrower to carry on its business as now conducted and as proposed to be conducted and (iii) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect.

(b)            The execution, delivery and performance by the Trust on behalf of such Borrower of this Agreement, and the consummation of the transactions contemplated hereby and thereby, are within the Trust’s powers (corporate, partnership or other) and have been duly authorized by all necessary action on the part of the Trust. This Agreement is a legal, valid and binding obligation of the Trust on behalf of such Borrower enforceable against such Borrower in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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(c)            Neither the execution, delivery and performance of this Agreement by the Trust on behalf of such Borrower nor the consummation of the transactions contemplated hereby will (i) contravene the Trust’s certificate of incorporation, by-laws, partnership agreement, declaration of trust or other constitutive document, as the case may be, (ii) violate or conflict with any material judgment, decree, order, determination or award or any law, rule, regulation or statute (including, without limitation, the Investment Company Act and any applicable Environmental Law), (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting such Borrower, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of such Borrower.

(d)            No authorization or consent, approval, permit or license of, or filing with, any governmental or public body or authority or regulatory body or any other third party is required to authorize, or for the due execution, delivery and performance by the Trust on behalf of such Borrower of, this Agreement, or for consummation of the transactions contemplated hereby other than any authorization, consent or approval in effect.

(e)            No portion of any Advance under this Agreement shall be used by such Borrower in violation of Regulation U, Regulation T, or Regulation X of the Board of Governors of the Federal Reserve System or any other Regulation of such Board or in violation of the Securities Exchange Act of 1934, as amended, in each case as in effect on the date or dates of such Advance and such use of proceeds.

(f)            No information, exhibit or report furnished by or on behalf of such Borrower to the Lenders in connection with this Agreement contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein taken as a whole, in the light of the circumstances under and the time at which they were made, not misleading. Since the date of such Borrower’s Prospectus, there has not been any change that would require such Borrower to supplement or amend its Prospectus, except for any change relating to a supplement or amendment which has previously been delivered to the Lenders.

(g)            There is no pending or threatened investigation, litigation or proceeding to which such Borrower is a party, or by which such Borrower may be bound, before any court, governmental agency or arbitrator which (i) would individually or in the aggregate be likely to have a Material Adverse Effect if determined in a manner adverse to such Borrower or (ii) purports to affect the legality, validity or enforceability of this Agreement or the transactions contemplated hereby.

(h)            Such Borrower does not have an ERISA Affiliate, nor has such Borrower had any ERISA Affiliate at any time. Such Borrower does not maintain, contribute to or participate in, nor has such Borrower at any time maintained, contributed to or participated in, any Plan or Multiemployer Plan.

(i)            Such Borrower has filed, has caused to be filed or has been included in all tax returns (federal, state, local and foreign) required to be filed and has paid (or has accrued any taxes shown that are not due with the filing of such returns) all taxes shown thereon to be due, together with applicable interest and penalties, except in any case where the failure to file any such return or pay any such tax is not in any respect material to such Borrower. Such Borrower either (i) is not subject to any income tax or tax on capital imposed under the laws of any jurisdiction or (ii) intends to satisfy all requirements necessary to be relieved of any such tax by distributing its income (including capital gains) to its shareholders or holders of beneficial interests.

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(j)            The Trust is registered with the Commission under the Investment Company Act as an open-end management investment company, such Borrower is duly registered under the Investment Company Act as a series of an open-end management investment company and no order of suspension or revocation of any such registration has been issued or proceedings therefor initiated or threatened by the Commission. Such Borrower is in material compliance with all investment objectives, policies and restrictions set forth in its Prospectus and applicable to it. Mirae Asset Global Investments (USA) LLC is the investment adviser to such Borrower and is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended. Any material deficiency of such Borrower identified during an inspection by the Commission has been or will be (within a reasonable period of time) satisfactorily resolved.

(k)            Such Borrower has furnished to the Lenders copies of the statement of assets and liabilities of such Borrower, and a description of the portfolio of investments of such Borrower and related statements of operation and changes in net assets (i) as of and for the fiscal year most recently ended and with respect to which financial statements are available with respect to such Borrower, reported on by independent public accountants and (ii) as of and for the semi-annual fiscal period ended subsequent to the date of the latest financial statements referred to in subsection (i) above and with respect to which such financial statements are available with respect to such Borrower. Such financial statements fairly present the financial condition of such Borrower as of the respective dates and for such periods specified in such financial statements, all in accordance with GAAP consistently applied. There has been no material adverse change in the business, assets, operations or financial condition of such Borrower since the date of the most recently audited financial statements of such Borrower referred to in this Section 4.01(k).

(l)            As of the date hereof, such Borrower does not have any Indebtedness other than current liabilities consisting of expenses payable and payables for securities purchased and Indebtedness permitted under Section 5.02(b). Except as set forth on Schedule 4.01(l), there are no Liens on any Property of such Borrower other than Liens permitted under Section 5.02(a).

(m)            Such Borrower is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its Property and all indentures, agreements and other instruments binding on it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(n)            Such Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by such Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and such Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of such Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (i) such Borrower, any Subsidiary or, to the knowledge of such Borrower or such Subsidiary, any of their respective directors, officers or employees, or (ii) to the knowledge of such Borrower, any agent of such Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, (A) is a Sanctioned Person or are the subject or target of any Sanctions or (B) has taken any action, directly or indirectly, that would result in a violation by such Persons of any Anti-Corruption Laws.

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(o)            Such Borrower has no subadvisor that is an “affiliate” (within the meaning of Section 23A of the Federal Reserve Act, as amended) of, or an “affiliated person” (as defined in Section 2(a)(3) of the Investment Company Act) of, any Lender.

(p)            Such Borrower is not an Affected Financial Institution.

Article V

COVENANTS OF THE BORROWERS

Section 5.01.      Affirmative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, each Borrower will:

(a)            Compliance with Laws, Etc. Comply, in all material respects, with (i) all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with the Investment Company Act, Regulation T, Regulation U and Regulation X, the Securities Act of 1933, ERISA and all applicable Environmental Laws, (ii) its Prospectus and (iii) its charter and by-laws; except, in each case, where any non-compliance would not reasonably be expected to have a Material Adverse Effect, provided that such Borrower will comply in all material respects with Section 18 of the Investment Company Act; and maintain in effect and enforce policies and procedures designed to ensure compliance by such Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

(b)            Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither such Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.

(c)            Maintenance of Insurance. Keep insured by financially sound and reputable insurers all Property of a character usually insured by investment companies engaged in the same or similar business against loss or damage of the kinds and in the amounts required to be maintained by such Borrower pursuant to Section 17(g) of the Investment Company Act and Rule 17g-1 promulgated thereunder.

(d)            Preservation of Existence, Etc. Preserve and maintain (i) its legal existence and all of its material rights, privileges, licenses and franchises and (ii) its status as a series of a registered management investment company under the Investment Company Act; provided, however, that such Borrower may consummate any merger or consolidation permitted under Section 5.02(c).

(e)            Visitation Rights. At any reasonable time during normal business hours and upon reasonable prior notice and from time to time, permit the Agent or any of the Lenders or any agents or representatives thereof to examine and, with respect to information that is not Information (or with respect to any relevant information while an Event of Default has occurred and is continuing), make copies of and abstracts from the records and books of account of such Borrower, and to discuss the affairs, finances and accounts of such Borrower with its investment adviser, manager, administrator or the Custodian and any of its or their officers or directors and with its or their independent certified public accountants, provided that, unless an Event of Default shall have occurred and be continuing, the Agent shall provide the Borrowers with five Business Days’ prior notice of such visit and shall conduct such visit not more than once a year.

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(f)            Keeping of Books. Keep proper books of record and account as are necessary to prepare financial statements in accordance with generally accepted accounting principles and the Investment Company Act, in which full and correct entries shall be made of all financial transactions and the assets and business of such Borrower in accordance with generally accepted accounting principles and the Investment Company Act.

(g)            Maintenance of Properties, Etc. Maintain and preserve all of its Properties that are used or useful in the conduct of its business, including without limitation, trademarks, tradenames and other intellectual property; provided that nothing in this Section 5.01(g) shall prohibit the conveyance, sale, lease, transfer or other disposal of assets and securities sold or disposed of in the ordinary course of such Borrower’s business (including, without limitation, the sale of securities in accordance with such Borrower’s Prospectus).

(h)            Reporting Requirements. Furnish to the Lenders:

(i)            As soon as available and in any event within ninety (90) days after the end of each fiscal year of such Borrower, a statement of assets and liabilities of such Borrower as at the end of such year and the related statements of investments, operations and changes in net assets of such Borrower as at such date and for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, if any, all in reasonable detail and accompanied by a report thereon of independent public accountants of recognized national standing, which report shall be unqualified as to scope of audit and shall state that such financial statements present fairly in all material respects the financial condition as at the end of such fiscal year, and the results of operations and changes in net assets for such fiscal year, of such Borrower in accordance with GAAP;

(ii)            As soon as available and in any event within sixty (60) days after the end of each semi-annual period of such Borrower, a statement of assets and liabilities of such Borrower as at the end of such period and the related statements of investments, operations and changes in net assets of such Borrower as at such date and for the period then ended, including a report of the Net Asset Value of such Borrower, all in reasonable detail and in compliance with the requirements of the Investment Company Act;

(iii)            Concurrently with the financial statements delivered in accordance with clauses (i) and (ii) above, a certificate of a duly authorized officer of the Trust (i) to the effect that, based upon a review of the Borrowers’ activities and such financial statements during the period covered thereby, there exists no Default under this Agreement, or if there exists a Default hereunder, specifying the nature thereof and the applicable Borrower’s proposed response thereto, and (ii) demonstrating in reasonable detail each Borrower’s compliance with Sections 2.09(b) and 5.03 hereof as at the end of such Borrower’s fiscal year or fiscal period that falls within the period covered by the certificate

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(iv)            As soon as available and in any event within three Business Days after the end of each month of such Borrower, and not later than two Business Days following a request by any Lender acting through the Agent (but, in each case, only while an Advance for such Borrower is outstanding), (1) the Net Asset Value of such Borrower as of such month end or as at the date of such request, as the case may be, and (2) the Asset Coverage Ratio of such Borrower as of such month end or as of the date of such request, as the case may be;

(v)            As soon as possible and in any event within five days after the occurrence of each Default continuing on the date of such statement, a statement of such Borrower setting forth details of such Default and the action that such Borrower has taken and proposes to take with respect thereto;

(vi)            Promptly after the sending or filing thereof, copies of all reports that such Borrower sends to any of its securityholders, and copies of all reports and registration statements that such Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

(vii)            Promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting such Borrower or any of its Subsidiaries of the type described in Section 4.01(g);

(viii)            Promptly after the occurrence thereof, notice in writing of any of the following events or conditions: (i) any material change in such Borrower’s investment objective, (ii) any development or event which is known to such Borrower which could reasonably be expected to have a Material Adverse Effect on any such Borrower, or (iii) the representations and warranties of such Borrower contained herein or in any document delivered to the Agent or the Lenders pursuant hereto become untrue or inaccurate in any material respect; and

(ix)            From time to time, such other information regarding the financial condition, operations or business of such Borrower as any Lender acting through the Agent may reasonably request including, without limitation, information or certifications as may be required under the Beneficial Ownership Regulation, if applicable.

Each Borrower shall be deemed to have delivered the financial statements and other information referred to in subclauses (i), (ii) and (vi) of this Section 5.01(h), when such filings, financials or other information have been posted on the Internet website of the Securities and Exchange Commission (http://www.sec.gov) or on such Borrower’s own internet website as previously identified to the Agent and Lenders and notice of such posting is timely delivered to the Agent. If the Agent or a Lender requests such filings, financial statements or other information to be delivered to it in hard copies, each Borrower shall furnish to the Agent or such Lender, as applicable, such statements accordingly, provided that no such request shall affect that such filings, financial statements or other information have been deemed to have been delivered in accordance with the terms of the immediately preceding sentence.

(i)            Use of Proceeds. The proceeds of the Advances shall be used solely for temporary purposes, as defined under the Investment Company Act, related to redemptions and other short-term liquidity requirements, in compliance with all applicable legal and regulatory requirements, including, without limitation, Regulation T, Regulation U and Regulation X, the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act and all regulations thereunder; provided that the Agent and the Lenders shall not have any responsibility as to the application or use of any of the proceeds of any Advance.

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(j)            Interfund Lending.

(i)            Interfund Borrowing Permitted. Notwithstanding anything in this Agreement to the contrary, any Borrower may make or borrow an Interfund Loan, and the mere making or borrowing of an Interfund Loan in and of itself shall not, with respect to any Borrower party thereto (as a lender or a borrower), constitute a violation of any condition precedent, representation or covenant contained herein or constitute a Default; provided that all other terms and conditions of this Agreement are satisfied, and provided, further, that:

(A)            such Interfund Loan (v) is unsecured, (w) is not otherwise prohibited by law, (x) has been duly authorized, (y) is consistent with the terms of each applicable interfund exemptive order and (z) is not in contravention of such Borrower’s Prospectus;

(B)            if, at any time, (x) an Interfund Loan is outstanding to such Borrower, (y) such Borrower has Advances outstanding, and (z) the Asset Coverage Ratio for such Borrower is less than the Applicable Minimum Asset Coverage of such Borrower, then, to the extent necessary to ensure that the Asset Coverage Ratio of such Borrower after such prepayments is at least equal to the Applicable Minimum Asset Coverage of such Borrower, such Borrower shall prepay such outstanding Advances on at least a pro rata basis with the outstanding Interfund Loans (except as set forth in paragraph (ii) below and except that Interfund Loans made on an overnight basis may be paid in full at maturity) and on no more extended repayment schedule (subject, in any and all events, to such Borrower’s obligation to prepay Advances in accordance with Section 2.09(b)); and

(C)            if, at any time, such Borrower has Advances outstanding, such Borrower shall not make any Interfund Loans.

(ii)            Interfund Loans May be Repaid from Loans Hereunder. Without otherwise limiting the purposes for which proceeds of an Advance may be used as specified in Section 5.01(i), (x) a Borrower shall be expressly permitted to use the proceeds of an Advance to repay an outstanding Interfund Loan of such Borrower, subject to the conditions set forth in paragraph (i) above and the other conditions of this Agreement (including Section 5.01(i)) and (y) a Borrower shall be expressly permitted to use proceeds of an Interfund Loan to repay an outstanding Advance.

Section 5.02.      Negative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, no Borrower will:

(a)            Liens, Etc. Create, incur, assume or suffer to exist any Lien on or with respect to any of its Properties, whether now owned or hereafter acquired, or assign any right to receive income, other than:

(i)            Permitted Liens;

(ii)            Liens outstanding on the date of this Agreement and described in Schedule 4.01(l);

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(iii)            Liens securing any judgment that has not resulted in an Event of Default under Section 6.01(f);

(iv)            Liens securing any Financial Contract; and

(v)            any Lien renewing, extending or refunding any Lien permitted by clause (ii) above, provided that the principal amount secured is not increased, and the Lien is not extended to other Property.

(b)            Indebtedness.

(i)            In the case of any Borrower, create, incur, assume or suffer to exist any Indebtedness other than:

(A)            Indebtedness incurred by it hereunder;

(B)            endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(C)            Indebtedness secured by Liens permitted under Section 5.02(a); and

(D)            Indebtedness under Financial Contracts or pursuant to an Interfund Loan.

(c)            Prohibition of Fundamental Changes.

(i)            Enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) provided that a Borrower may enter into (a) a transaction of merger or consolidation provided that (i) either such Borrower or another Borrower shall be the continuing or surviving Person after the occurrence of such transaction and, before and after giving effect to such transaction, no Default shall have occurred and be continuing with respect to such Borrower, or (ii) there are no amounts outstanding hereunder as to the applicable Borrower and the surviving entity withdraws as a Borrower, and (b) in the case of a transaction of wind-up or dissolution, that there are no amounts outstanding hereunder as to the applicable Borrower and such Borrower withdraws as a Borrower;

(ii)            acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of Property in the ordinary course of business and assets and securities purchased for its account in accordance with its investment objectives, policies and restrictions, as set forth in its Prospectus;

(iii)            convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or Property, whether now owned or hereafter acquired except for assets and securities sold or disposed of in the ordinary course of business in accordance with its investment objectives, policies and restrictions, as set forth in its Prospectus;

(iv)            have any Subsidiaries other than those existing on the date hereof and disclosed on Schedule 5.02(c);

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(v)            change its Custodian without the prior written consent of each Lender (such consent not to be unreasonably withheld); or

(vi)            change or modify any fundamental investment objective, policy leverage restriction or investment restriction described in its Prospectus without the prior written consent of each Lender (such consent not to be unreasonably withheld).

(d)            Lines of Business. Engage in any line or lines of business activity other than that of a series of a management investment company.

(e)            Transactions with Affiliates. Enter into any transaction with an Affiliate of such Borrower that would be material in relation to such Borrower, even if otherwise permitted under this Agreement, except in compliance with the requirements of the Investment Company Act or in compliance with an order of the Commission.

(f)            Modifications of Certain Documents. Consent to any modification, supplement or waiver of any of the provisions of its articles of incorporation, by-laws, partnership agreement, declaration of trust or other constitutive document, if such modification, supplement or waiver could reasonably be expected to have a Material Adverse Effect, without the prior written consent of the Required Lenders (such consent not to be unreasonably withheld or delayed).

(g)            Accounting Changes. Change its accounting policies from the accounting policies set forth in its financial statements referred to in Section 4.01(k) or in its Prospectus except as required to conform to GAAP or auditor requests.

(h)            Limitation on Negative Pledges. Enter into any agreement with any other Person (other than any agreement existing on the date hereof and other than this Agreement) restricting its ability to create or incur Indebtedness hereunder or to secure Indebtedness hereunder.

(i)            Dividend Payments. If any Advance to such Borrower is outstanding or any other amount hereunder is due and payable with respect to such Borrower, declare or make any Dividend Payment at any time if, either before or after giving effect thereto, (i) a Default shall have occurred and be continuing with respect to such Borrower (provided that, unless any amounts payable hereunder with respect to such Borrower are due and payable hereunder pursuant to Section 6.01, nothing contained in this clause (i) shall limit the ability of such Borrower to distribute each year all of its net investment income (including net realized capital gains) so that it (or any investment company that invests in such Borrower) will not be subject to tax (including corporate and/or excise taxes) under the Code) or (ii) such Dividend Payment would be in violation of the Investment Company Act.

(j)            Investments, Etc. Make loans, advances, capital contributions or other investments, other than portfolio investments consistent with the investment objectives and policies set forth in such Borrower’s Prospectus and Interfund Loans.

(k)            Use of Proceeds. Request any Borrowing, or use, or permit its Subsidiaries and its or their respective directors, officers, employees and agents to use, directly or indirectly, the proceeds of any Borrowing (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

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Section 5.03.      Financial Covenant. As of any date while an Advance to a Borrower is outstanding or any other amount is payable by a Borrower under this Agreement, such Borrower shall maintain on such date an Asset Coverage Ratio of no less than the Applicable Minimum Asset Coverage.

Article VI

EVENTS OF DEFAULT

Section 6.01.      Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

(a)            any Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or any Borrower shall fail to pay any interest on any Advance or make any other payment of fees or other amounts payable under this Agreement or any Note within three Business Days after the same becomes due and payable; or

(b)            any representation or warranty made by any Borrower herein or by any Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

(c)            (i) any Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(d), (e), (h) or (i), 5.02 or 5.03, or (ii) any Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to such Borrower by the Agent or any Lender; or

(d)            any Borrower shall default in the payment when due of any principal of or interest on any of its other Indebtedness which is outstanding in the principal amount of at least the Threshold Amount, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) or in the payment when due of any amount under any Financial Contract providing for termination or liquidation payments of at least the Threshold Amount; or any other event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness or any event specified in any such Financial Contract shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof or, in the case of such a Financial Contract, to permit the non-defaulting party thereunder to terminate such Financial Contract or to cause such Financial Contract to be terminated; or

(e)            any Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or such Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

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(f)            any judgment or order for the payment of money in excess of the Threshold Amount shall be rendered against any Borrower and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect, unless such judgment or order shall have been vacated, satisfied or dismissed or bonded pending appeal; or

(g)            this Agreement shall cease to be the legal, valid and binding obligation of any Borrower, enforceable in accordance with its terms (except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and the application of general principles of equity); or

(h)            any Borrower shall fail to comply with any provision of the Investment Company Act or the Commission or any state governmental body gives an order placing limitations on the activities, functions or operations of any Borrower or suspending or revoking the registration of any Borrower, and such non-compliance or regulatory intervention could reasonably be expected to have a Material Adverse Effect; or

(i)            unless consented to by all of the Lenders, any Borrower shall change its investment adviser, manager, administrator or distributor of securities to any Person other than Mirae Asset Global Investments (USA) LLC or a direct or indirect Subsidiary thereof (provided that clause (j) shall not restrict the right of such Borrower to change sub-advisers to its investment adviser); or

(j)            Mirae Asset Global Investments (USA) LLC or a Person directly controlling, controlled by, or under common control with Mirae Asset Global Investments (USA) LLC shall no longer act as investment advisor for such Borrower; or

(k)            Mirae Asset Global Investments Co., Ltd. shall cease to control Mirae Asset Global Investments (USA) LLC; or

(l)            any Borrower or any of its ERISA Affiliates shall incur liability in excess of the Threshold Amount as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of such Borrower or any of its ERISA Affiliates from a Multiemployer Plan; or (iii) the reorganization or termination of a Multiemployer Plan;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to each such Borrower, declare the obligation of each Lender to make Advances to such Borrower to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to such Borrower, declare the Advances, all interest thereon and all other amounts payable by such Borrower under this Agreement to be forthwith due and payable, whereupon the Advances made to such Borrower, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances to such Borrower shall automatically be terminated and (B) the Advances made to such Borrower, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower.

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Article VII

THE AGENT

Section 7.01.      Appointment and Authority. Each of the Lenders hereby irrevocably appoints Citibank to act on its behalf as the Agent hereunder and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agent and the Lenders, and the Borrowers shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties

Section 7.02.      Rights as a Lender. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, any Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.

Section 7.03.      Duties of Agent; Exculpatory Provisions. (a)  The Agent shall not have any duties or obligations except those expressly set forth herein, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Agent:

(i)            shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)            shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein); provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to this Agreement or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any debtor relief law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any debtor relief law; and

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(iii)            shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.

(b)            The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.01 and 6.01), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Agent in writing by a Borrower or a Lender.

(c)            The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

Section 7.04.      Reliance by Agent. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Advance, that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender prior to the making of such Advance. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 7.05.      Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent. The Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 7.06.      Resignation of Agent. (a) The Agent may at any time give notice of its resignation to the Lenders and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

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(b)            If the Person serving as Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrowers and such Person remove such Person as Agent and, in consultation with the Borrowers, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)  With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and (2) except for any indemnity payments owed to the retiring or removed Agent, all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Agent (other than any rights to indemnity payments owed to the retiring or removed Agent), and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder. The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Agent’s resignation or removal hereunder, the provisions of this Article and Section 8.04 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent.

Section 7.07.      Non-Reliance on Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any related agreement or any document furnished hereunder.

Section 7.08.      No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers or agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement, except in its capacity as the Agent or a Lender hereunder.

Section 7.09.      Certain ERISA Matters. (a)  Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Agent that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Commitments or this Agreement,

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(ii)            the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement,

(iii)            (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Advances, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement, or

(iv)            such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

(b)            In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent, that the Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement or any documents related hereto).

As used in this Section, the following terms shall have the following meanings:

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

Section 7.10.      Recovery of Erroneous Payments. (a)  If the Agent notifies a Lender, or any Person who has received funds on behalf of a Lender (any such Lender or other recipient, a “Payment Recipient”) that the Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

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(b)          Without limiting immediately preceding clause (a), each Lender, or any Person who has received funds on behalf of a Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) that such Lender, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)	(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)	such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this Section 7.10(b).

(c)          Each Lender hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Lender hereunder, or otherwise payable or distributable by the Agent to such Lender from any source, against any amount due to the Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)          In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor by the Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Advances (but not its Commitments) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Advances (but not Commitment), the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Agent in such instance), and is hereby (together with the Borrowers) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to the Platform) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Advances to the Borrowers or the Agent, (ii) the Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) the Agent may reflect in the Register its ownership interest in the Advances subject to the Erroneous Payment Deficiency Assignment. The Agent may, in its discretion, sell any Advances acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Advance (or portion thereof), and the Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitment of any Lender and such Commitment shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Agent has sold an Advance (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Agent may be equitably subrogated, the Agent shall be contractually subrogated to all the rights and interests of the applicable Lender hereunder with respect to each Erroneous Payment Return Deficiency.

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(e)          The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by any Borrower hereunder, except to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from any Borrower for the purpose of making such Erroneous Payment.

(f)           To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g)          Each party’s obligations, agreements and waivers under this Section 7.10 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all obligations (or any portion thereof) of the parties hereunder.

Article VIII

MISCELLANEOUS

Section 8.01.      Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (i) waive any of the conditions specified in Section 3.01, (ii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder or (iii) amend this Section 8.01; and (b) no amendment, waiver or consent shall, unless in writing and signed by each Lender directly affected thereby, do any of the following: (i)  increase or extend the Commitment of such Lender, or (ii) reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (iii) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder; and provided further that (x) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement.

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Section 8.02.      Notices, Etc. (a)      Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

(i)            if to any Borrower, to it c/o Mirae Asset Global Investments (USA) LLC, 625 Madison Avenue, 3rd Floor, New York, NY 10022, Attention of NY OPS (Facsimile No. 212-205-8390; Telephone No. 212-205-8300);

(ii)            if to the Agent, to Citibank at 1 Penns Way, Ops II New Castle, DE 19720 Attention of Bank Loan Syndications (email: GLOriginationOps@Citi.com; Telephone No. (201)751-7566); and

(iii)            if to a Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)            Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Agent that it is incapable of receiving notices under such Article by electronic communication. The Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

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(c)          Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(d)          Platform.

(i)           Each Borrower agrees that the Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii)          The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Borrower’s or the Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Borrower pursuant to this Agreement or the transactions contemplated herein which is distributed to the Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.

Section 8.03.      No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 8.04.      Costs and Expenses.    (a)Costs and Expenses.    (a)Each Borrower agrees to pay on demand its allocated share, as determined by the Borrowers in accordance with Section 8.13, of (i) all reasonable and documented out-of-pocket expenses incurred by the Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Agent), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement, or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby shall be consummated), (ii) and (iii) all out-of-pocket expenses incurred by the Agent or any Lender (including the fees, charges and disbursements of any counsel for the Agent or any Lender), in connection with the enforcement of its rights (A) in connection with this Agreement, including its rights under this Section, or (B) in connection with the Advances made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances.

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(b)          Indemnification by the Borrowers. Each Borrower shall indemnify the Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) to the extent of its allocated share, as determined by the Borrowers in accordance with Section 8.13, against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Borrower) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby, (ii) any Advance or the use or proposed use of the proceeds therefrom or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Borrower against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder, if such Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 8.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)          Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the aggregate principal amount of the Advances at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this paragraph (c) are subject to the provisions of Section 2.02(d).

(d)         Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Borrower shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated hereby, any Advance, or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the transactions contemplated hereby.

(e)          Payments. All amounts due under this Section shall be payable promptly after demand therefor.

(f)          Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in Sections 2.10, 2.13 and 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

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Section 8.05.         Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender or any such Affiliate, to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement to such Lender or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement and although such obligations of such Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Advances owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrowers and the Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 8.06.        Binding Effect. This Agreement shall become effective (other than Section 2.01, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by or on behalf the Borrowers and the Agent and when the Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Agent and each Lender and their respective successors and assigns, except that no Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders (and any other attempted assignment or transfer by any party hereto shall be null and void).

Section 8.07.       Assignments and Participations.

(a)          Successors and Assigns Generally. No Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)         Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Advances at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

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(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Advances at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender, no minimum amount need be assigned; and

(B) in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Advances outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Advances of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless the Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed).

(ii)          Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Advance or the Commitment assigned.

(iii)         Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender or an Affiliate of a Lender; provided that each Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within five Business Days after having received notice thereof;

(B) the consent of the Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender or an Affiliate of such Lender.

(iv)         Assignment and Assumption. The parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Agent an Administrative Questionnaire.

(v)         No Assignment to Certain Persons. No such assignment shall be made to (A) any Borrower or any of any Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C) any Person that is not a “Bank” (as such term is defined in the Investment Company Act).

(vi)         No Assignment to Natural Persons. No such assignment shall be made to a natural Person.

(vii)       Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations, or other compensating actions, including funding, with the consent of the Borrowers and the Agent, the applicable pro rata share of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent and each Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Advances. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

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Subject to acceptance and recording thereof by the Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections  2.10 and 8.04 and remain liable under Section 8.04(c) with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c)          Register. The Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)          Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Agent, sell participations to any Person (other than a natural Person or any Borrower or any of such Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Advances owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrowers, the Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 8.04(c) with respect to any payments made by such Lender to its Participant(s).

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Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in 8.01(b) that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.10 and 2.13 (subject to the requirements and limitations therein, including the requirements under Section 2.13(f) (it being understood that the documentation required under Section 2.13(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.14 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.10 or 2.13, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 2.16 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.05 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.14 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(e)            Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 8.08.      Confidentiality. Each of the Agent and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or any action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i)  any rating agency in connection with rating any Borrower or its Subsidiaries or this Agreement or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect hereto; (h) with the consent of the Borrowers; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers.

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For purposes of this Section, “Information” means all information received from any Borrower or any of its Subsidiaries relating to such Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Agent or any Lender on a nonconfidential basis prior to disclosure by any Borrower or any of its Subsidiaries; provided that, in the case of information received from any Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 8.09.      Patriot Act. Each Lender and each Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender or such Agent, as applicable, to identify such Borrower in accordance with the Patriot Act. Each Borrower shall, and shall cause each of its Subsidiaries to, provide such information and take such actions as are reasonably requested by any Agent or any Lender in order to assist the Agents and the Lenders in maintaining compliance with the Patriot Act.

Section 8.10.      Governing Law. This Agreement and the Notes and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any Note and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

Section 8.11.      Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 8.12.      Jurisdiction, Etc.

(a)  Jurisdiction. Each Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or the transactions relating hereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such  courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its properties in the courts of any jurisdiction.

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(b)            Waiver of Venue. Each Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)            Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 8.02. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

Section 8.13.      Allocations. Unless otherwise expressly provided herein, the Borrowers shall allocate the obligation to pay, fees, costs and expenses among the Borrowers ratably in accordance with their respective Net Asset Values from time to time.

Section 8.14.      Designation of Additional Borrowers. Any Mirae Fund that is not already a party under this Agreement may from time to time become a Borrower hereunder with the consent of the existing Borrowers and all of the Lenders by executing and delivering to the Agent a Joinder Agreement; provided, however, that in no event shall a Mirae Fund become a Borrower hereunder if such Mirae Fund would be required by law, as of the effective date of such Joinder Agreement, to withhold or deduct any Taxes from or in respect of any sum payable hereunder by such Mirae Fund as a Borrower hereunder to any Lender.

Section 8.15.      Withdrawal of Borrowers. Any Borrower may at any time, by notice to the Agent, withdraw as a Borrower hereunder, provided that (a) no principal of or interest on any Advances to such Borrower are outstanding at such time and (b) such Borrower has paid its allocated share of all fees, costs and expenses arising hereunder and then due and payable. Upon receipt of such notice, (i) each Lender shall be released from its commitment to make Advances to such Borrower hereunder, (ii) such Borrower shall cease to constitute a “Borrower” hereunder and (iii) subject to Section 8.04(f), the rights and obligations of such Borrower hereunder shall terminate.

Section 8.16.      Other Relationships; No Fiduciary Duty No relationship created hereunder shall in any way affect the ability of the Agent and each Lender to enter into or maintain business relationships with any Borrower or any Affiliate thereof beyond the relationships specifically contemplated by this Agreement. Each Borrower agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrowers, their Subsidiaries and their respective Affiliates, on the one hand, and the Agent, the Lenders and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any advisory, equitable or fiduciary duties on the part of the Agent, any Lender or any of their respective Affiliates, and no such duties will be deemed to have arisen in connection with any such transactions or communications. Each Borrower also hereby agrees that none of the Agent, any Lender or any of their respective Affiliates have advised and are advising such Borrower as to any legal, accounting, regulatory or tax matters, and that each Borrower is consulting its own advisors concerning such matters to the extent it deems appropriate.

59

Section 8.17.      Acknowledgement and Consent to Bail-In of Affected Financial Institutions Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising hereunder, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement; or

(iii)            the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

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“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 8.18.      Obligations Not Binding on Individuals and Shareholders. The obligations and liabilities of each Borrower under this Agreement, and under any Notice of Borrowing or Conversion request or notice, in each case whether written or oral and whether or not confirmed in writing, and under any certificate, document, instrument or other writing delivered pursuant to or in connection with this Agreement, shall not personally bind any of the directors, trustees, partners (whether general or limited), officers, shareholders, holders of interests or employees of such Borrower but shall bind only the estate and Property of such Borrower and shall not bind the estate and Property of any other Borrower, and none of the directors, trustees, partners (whether general or limited), officers, shareholders, holders of interests and employees of such Borrower shall have any personal liability for the obligations and liabilities of such Borrower arising under or by virtue of this Agreement.

Section 8.19.      Waiver of Jury Trial. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or any Note or the transactions contemplated hereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other Person has represented, expressly or otherwise, that such other Person would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

MIRAE ASSET DISCOVERY FUNDS

By	/s/ Joon Hyuk Heo
Title: President

CITIBANK, N.A.
as Agent

By
Title:

Initial Lenders

CITIBANK, N.A.

By	/s/ Patrick Marsh
Title: VP,CBNA

62

Exhibit (h)(11)

SCHEDULE I
BORROWERS

Emerging Markets Great Consumer Fund

Emerging Markets Fund

Exhibit (h)(11)

SCHEDULE II
COMMITMENTS

Name of Initial Lender	Commitment
Citibank, N.A.	$50,000,000

TOTAL:	$50,000,000

Exhibit (h)(11)

SCHEDULE 4.01(l)
EXISTING LIENS

Exhibit (h)(11)

SCHEDULE 5.02(c)
SUBSIDIARIES

Exhibit (h)(11)

EXHIBIT A - FORM OF
PROMISSORY NOTE

U.S.$_______________                              Dated: _______________, 20__

FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], a ___________________ corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of _________________________ (the “Lender”) for the account of its Applicable Lending Office on the Termination Date (each as defined in the Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender’s Commitment in figures] or, if less, the aggregate principal amount of the Advances made by the Lender to the Borrower pursuant to the Credit Agreement dated as of April 9, 2021 among the Borrower and certain other borrowers, the Lender and certain other lenders parties thereto, and Citibank, N.A., as Agent for the Lender and such other lenders (as amended or modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined) outstanding on the Termination Date.

The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A., as Agent, at 1 Penns Way, Ops II New Castle, DE 19720 in same day funds. Each Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

[NAME OF BORROWER]

By
Title:

ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Amount of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

Exhibit (h)(11)

EXHIBIT B - FORM OF
NOTICE OF BORROWING

Citibank, N.A., as Agent
for the Lenders parties
to the Credit Agreement
referred to below
1 Penns Way, Ops II
New Castle, DE 19720

[Date]

Attention: Bank Loan Syndications

Ladies and Gentlemen:

The undersigned, [Name of Borrower], refers to the Credit Agreement, dated as of April 9, 2021 (as amended or modified from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the undersigned and certain other borrowers, certain Lenders parties thereto and Citibank, N.A., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.02(a) of the Credit Agreement:

(i)           The Business Day of the Proposed Borrowing is _______________, 20__.

(ii)          The aggregate amount of the Proposed Borrowing is $_______________.

(iii)         The Proposed Borrowing is requested to be disbursed to the following account:

Bank:

ABA#:

Account #:

Account Name:

Final Credit to:

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A)         the representations and warranties contained in Section 4.01 of the Credit Agreement are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

(B)         no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

Very truly yours,

[NAME OF BORROWER]

By
Title:

Exhibit (h)(11)

EXHIBIT C - FORM OF
ASSIGNMENT AND ASSUMPTION

Assignment and Assumption

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] 1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the Credit Agreement, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

[1]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.

[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

1.	Assignor[s]:

[Assignor [is] [is not] a Defaulting Lender]
2.	Assignee[s]:

[for each Assignee, indicate [Affiliate] of [identify Lender]]

3.	Borrower(s):	Certain series of the Mirae Asset Discovery Funds

4.	Administrative Agent:	Citibank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement dated as of April 9, 2021 among certain series of the Mirae Asset Discovery Funds, the Lenders parties thereto, Citibank, N.A., as Administrative Agent, and the other agents parties thereto

6.	Assigned Interest[s]:

Assignor[s][1]	Assignee[s][2]	Aggregate Amount of Commitment/ Advances for all Lenders[3]	Amount of Commitment/ Advances Assigned[8]	Percentage Assigned of Commitment/ Advances[4]	CUSIP Number

		$	$	%
		$	$	%
		$	$	%

[7.      Trade Date:                        ______________]9

[1]	List each Assignor, as appropriate.

[2]	List each Assignor, as appropriate.

[3]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[4]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Advances of all Lenders thereunder.

[5]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

2

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][1]

[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S][2]

[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and][3] Accepted:

CITIBANK, N.A., as
Administrative Agent

By:
Title:

[1]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

[2]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

[3]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

3

[Consented to:][1]

[NAME OF RELEVANT PARTY]

By:
Title:

1	To be added only if the consent of the Borrowers is required by the terms of the Credit Agreement.

4

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.            Representations and Warranties.

1.1            Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any collateral thereunder, (iii) the financial condition of any Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement, or (iv) the performance or observance by any Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Credit Agreement.

1.2.            Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 8.07(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 8.07(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01(h) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

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2.            Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.            General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or email shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

6

EXHIBIT D - FORM OF
JOINDER AGREEMENT

[DATE]

Each fund (each a “Designated Borrower” and collectively the “Designated Borrowers”) listed in Schedule 4 hereto, each a series of the Mirae Asset Discovery Funds that is listed on Schedule 3 hereto under the heading “EXISTING BORROWERS” (individually, an “Existing Borrower”, and collectively, the “Existing Borrowers”); the Existing Borrowers; the Lenders parties to the Credit Agreement referred to below; and CITIBANK, N.A., as administrative agent for the Lenders (the “Agent”) hereby agree as follows:

1.            Except as otherwise defined herein, terms defined in the Credit Agreement dated as of April 9, 2021 (said agreement, as amended, supplemented or otherwise modified from time to time, being the “Credit Agreement”), among the Existing Borrowers, the Lenders parties thereto and Citibank, as Agent, are used herein with the same meaning.

2.            Subject to the satisfaction of the conditions precedent set forth in paragraph 4 below, on the Effective Date (as defined below) each Designated Borrower shall (a) be deemed to be a party to the Credit Agreement, (b) have the rights and obligations of a “Borrower” thereunder and (c) be bound in all respects by the terms of the Credit Agreement.

3.            Subject to the satisfaction of the conditions precedent set forth in paragraph 4 below, on the Effective Date the parties hereto agree that the Credit Agreement shall be amended as follows:

(a)            References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

(b)            Schedule 1.01 of the Credit Agreement shall be deleted and replaced in its entirety by Schedule 2 to this Joinder Agreement.

4.            This Joinder Agreement shall become effective on the date the following conditions precedent are satisfied (the “Effective Date”), provided that such conditions precedent are satisfied on or before __________, 20__:

(a)            Documents. The Agent shall have received the following documents, each of which shall be satisfactory to the Agent in form and substance:

(i)            Officer’s Certificate. A certificate (the “Certificate”) of the Secretary, Assistant Secretary or other authorized senior officer of each trust of which a Designated Borrower is a series (each a “Designated Trust”) certifying that:

(A)            the (x) copies of The Declaration of Trust of the Trust as filed with the Secretary of State of __________ (other than amendments thereto which solely change the name of a Borrower, create a Borrower or delete a series of the relevant trust which is not a Borrower), are true, complete and correct copies, have not been rescinded or modified and remain in full force and effect as of the date hereof and (y) the by-laws of each Designated Trust as filed with the Securities and Exchange Commission in the registration statement of each Designated Trust under the Investment Company Act of 1940, are true, complete and correct copies and have not been rescinded or modified and are in full force and effect as of the date hereof;

(B)            the resolutions of the Board of Trustees of each Designated Trust (or equivalent documents) authorizing and approving this Joinder Agreement and other documents to be delivered by it hereunder and under the Credit Agreement, other than any documents which solely change the name of a Designated Borrower or create a Designated Borrower, are, as attached to such Certificate, true, complete and correct copies, have not been rescinded or modified and remain in full force and effect as of the date hereof;

(C)            the officers of each Designated Trust listed on such Certificate are duly appointed and are qualified and authorized to sign this Joinder Agreement and the other documents to be delivered hereunder and under the Credit Agreement on behalf of such Designated Borrower and the signatures appearing opposite such officers’ names are the genuine signatures of such officers;

(D)            the representations and warranties contained in (1) Section 4.01 (other than Section 4.01(k)) of the Credit Agreement and (2) paragraph 5 hereof are true and correct with respect to each Designated Trust and each Designated Borrower, as applicable, on and as of the Effective Date, before and after giving effect to the transactions contemplated to occur on or prior to the Effective Date, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(E)            no event has occurred and is continuing that constitutes a Default; and

(F)            the copy of the prospectus of each Designated Borrower on the Edgar website is a true, correct and complete copy of such Designated Borrower’s most recent Prospectus.

(ii)            Opinion of Borrower’s Counsel. A favorable opinion of Betsy Anne Seel, counsel to the Designated Borrowers, in form and substance satisfactory to the Agent.

(iii)            Form U-1. A Federal Reserve Form U-1 for the Designated Borrowers, duly completed and executed on behalf of the Designated Borrowers and each Lender.

(b)            Approvals. The Agent shall have received evidence satisfactory to it of receipt of all third party consents and approvals necessary in connection with this Joinder Agreement and the Credit Agreement (without the imposition of any conditions except those that are acceptable to the Lender) and that the same remain in effect.

(c)            Other Items. The Agent shall have received such other approvals, opinions and documents relating to this Joinder Agreement and the transactions contemplated hereby as any Lender through the Agent may reasonably request.

5.            Each Designated Borrower represents and warrants as follows:

(a)            Each of the financial statements of such Designated Borrower listed in Schedule 1, copies of which have been furnished to the Agent and the Lenders and which constitute the most recent audited financial statements of such Designated Borrower, fairly present the financial condition of such Designated Borrower as of the respective dates and for the periods specified in such financial statements, all in accordance with GAAP consistently applied. There has been no material adverse change in the business, assets, operations or financial condition of such Designated Borrower since the date of the most recently audited financial statements of such Designated Borrower listed in such Schedule.

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(b)            Such Designated Borrower is not required by law to withhold or deduct any Taxes from or in respect of any sum payable by it to the Agent or any Lender under the Credit Agreement.

6.            This Joinder Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

7.            This Joinder Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and both of which taken together shall constitute one and the same agreement.

8.            Each Designated Borrower agrees that breach of any of the representations and warranties by such Designated Borrower in paragraph 5 hereof or in the Certificate referred to in paragraph 4(a) above shall be an Event of Default with respect to such Borrower under Section 6.01(b) of the Credit Agreement.

9.            The obligations and liabilities of each Designated Borrower under this Joinder Agreement shall not personally bind any of the directors, trustees, partners (whether general or limited), officers, shareholders, holders of interests or employees of such Designated Borrower but shall bind only the estate and Property of such Designated Borrower, and none of the directors, trustees, partners (whether general or limited), officers, shareholders, holders of interests and employees of such Designated Borrower shall have any personal liability for the obligations and liabilities of such Designated Borrower arising under or by virtue of this Joinder Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed by their officers thereunto duly authorized as of the date first above written.

On Behalf of Each of the Designated Borrowers Listed on Schedule 4 hereto

On Behalf of Each of the Borrowers Listed on Schedule 3 Hereto

By:
Name:
Title:

1

LENDERS

CITIBANK, N.A.,
as Agent and as Lender

By:
Name:
Title:

[NAME OF LENDER]

By:
Name:
Title:

2

SCHEDULE 1
to Joinder Agreement

List of Financial Statements furnished to Agent and Lenders.

1

SCHEDULE 2
to Joinder Agreement

Schedule 1.01

Schedule 1 to Joinder Agreement

SCHEDULE 3
to Joinder Agreement

Existing Borrowers

Each of the funds listed in Schedule 2 except:

Schedule 1 to Joinder Agreement

EXHIBIT E-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of April 9, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among certain series of Mirae Asset Discovery Funds, as borrowers, and each lender from time to time party thereto and Citibank, N.A., as Agent.

Pursuant to the provisions of Section 2.13 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Advance(s) (as well as any Note(s) evidencing such Advance(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E or W-8BEN (as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

Schedule 1 to Joinder Agreement

EXHIBIT E-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of April 9, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among certain series of Mirae Asset Discovery Funds, as borrowers, and each lender from time to time party thereto and Citibank, N.A., as Agent.

Pursuant to the provisions of Section 2.13 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E or W-8BEN (as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

2

EXHIBIT E-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of April 9, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among certain series of Mirae Asset Discovery Funds, as borrowers, and each lender from time to time party thereto and Citibank, N.A., as Agent.

Pursuant to the provisions of Section 2.13 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E or W-8BEN (as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E or W-8BEN (as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

3

EXHIBIT E-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of April 9, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among certain series of Mirae Asset Discovery Funds, as borrowers, and each lender from time to time party thereto and Citibank, N.A., as Agent.

Pursuant to the provisions of Section 2.13 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Advance(s) (as well as any Note(s) evidencing such Advance(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Advance(s) (as well as any Note(s) evidencing such Advance(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrowers within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E or W-8BEN (as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E or W-8BEN (as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

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